UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 2, 2007
MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant
On July 2, 2007, Matrixx Initiatives, Inc. and its wholly-owned subsidiary, Zicam, LLC, entered into Amendment Number Two (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of September 27, 2005, as amended as of March 9, 2006 (the “Credit Agreement”), with Comerica Bank. The Amendment and associated documentation (a) increases the principal amount of the revolving loan under the Credit Agreement from Four Million Dollars ($4,000,000) to Eight Million Dollars ($8,000,000), (b) reduces the interest on outstanding balances from 0.25% above Comerica Bank’s base rate (or prime rate) to 0.25% below Comerica Bank’s prime rate, and (c) extends the maturity date to July 2, 2009. The terms of the Credit Agreement remain in effect in all other material respects. No amounts are currently outstanding under the facility.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Executive Vice President, Chief Financial Officer, and Treasurer

Date: July 10, 2007